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                       NONQUALIFIED STOCK OPTION AGREEMENT

                  THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made as of October 30, 1997, by and between AMERICAN AXLE & MANUFACTURING OF MICHIGAN, INC., a Michigan corporation (the "Company"), and RICHARD E. DAUCH, an executive employee of the Company (the "Employee").

                              PRELIMINARY STATEMENT

                  WHEREAS, The Company currently has authorized one hundred thousand (100,000) shares of common stock, $0.01 par value ("Shares"), of which approximately eight thousand two hundred and twenty seven (8,227) shares are issued and outstanding.

                  WHEREAS, the Company has agreed, pursuant to a letter agreement dated August 18, 1997 from AAM Acquisition, Inc. to the Employee, to grant options to purchase Shares in return for the cancellation of options held by the Employee to purchase common stock of American Axle & Manufacturing, Inc ("AAM").

                  WHEREAS, The Board of Directors of the Company has duly authorized the execution and delivery by the Company of this Agreement and granting of options to the Employee to purchase Shares as herein provided.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                  1.       Grant of Options.

                  (a) Subject to and effective upon the closing under the Recapitalization and Stock Purchase Agreement dated as of September 19, 1997, among the Company, AAM, Jupiter Capital Corporation, Mr. Richard E. Dauch, Mr. Morton E. Harris and AAM Acquisition, Inc. (the "Recapitalization"), the Company hereby grants to the Employee the right and option (the "Options") to purchase from the Company on the terms and conditions set forth herein all or any portion of an aggregate number of Shares (or any securities into which Shares hereafter may be converted by the Company) (such number being subject to adjustment as set forth herein) equal to 1,747, all or any portion of which may be exercised by the Employee at any time or from time to time from and after the date hereof.

                  Notwithstanding anything to the contrary contained in this Agreement, the parties hereby acknowledge and agree that in the event that the closing under the Recapitalization is not consummated, this Agreement shall have no force or effect and shall be null and void.

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                                       2

                  2. Option Price. The purchase price for each Share subject to the Options is one dollar ($1.00) (such price being subject to adjustment as set forth herein) (the "Option Price").

                  3. Exercise of Options.
                  (a) The Options may be exercised by the Employee at any time and from time to time as to a portion or all of the aggregate number of Shares subject to the Options as provided in Section 1 not theretofore exercised. The Employee shall exercise the Options by delivering to the Company written notice of such exercise, setting forth in such notice the number of Shares to be purchased by the Employee pursuant to such exercise and accompanied by payment in full in the form of cash for the Shares to be purchased pursuant to such exercise. The Options shall terminate and be of no further force or effect at 11:59 p.m., Cleveland, Ohio, time as to any Share subject to the Options for which a notice of exercise has not been given prior to the tenth (10th) anniversary of the date hereof.

                  (b) No Shares shall be issued until full payment therefor has been made, and the Employee shall have all of the rights of a stockholder in respect of any shares of common stock of the Company upon the payment and issuance of such shares.

                  (c) Upon payment in full for all of the Shares to be purchased pursuant to an exercise of the Options, the Company shall issue and deliver to the Employee stock certificates for the number of Shares so purchased by the Employee.

                  (d) The Shares that are issued by the Company to the Employee pursuant to an exercise of the Options will be duly issued, fully paid, nonassessable and free from all taxes, liens, encumbrances, charges and restrictions of any kind, except as expressly provided in this Agreement or as may subsequently be mutually agreed to by the parties hereto.

                  (e) The Company shall reserve or hold available at all times a sufficient number of Shares to cover the aggregate number of shares issuable pursuant to this Agreement.

                  4. Taxes. The Company and the Employee shall mutually agree on any tax amount the Company is or will be required to withhold with respect to the transactions contemplated hereby, and the Company may elect to deduct taxes from any amounts payable to the Employee. Company and Employee further agree that, for tax purposes, the grant of this Agreement is equivalent to the transfer of shares under Section 83 of the Internal Revenue Code of 1986, as amended, and as such Employee shall be deemed, for tax purposes, to have received shares in the Company as of October 30, 1997.

                  5. Adjustment of Exercise Price and Number of Shares Purchasable. If the Company shall at any time after the date
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hereof: (i) declare a dividend on its common stock payable in shares of its capital stock (whether shares of common stock or of capital stock of any other class), (ii) subdivide its outstanding common stock, (iii) combine its outstanding common stock into a smaller number of shares, or (iv) issue any shares of its capital stock in connection with a consolidation or merger in which the Company is the continuing corporation, the Option Price in effect at the time of the record date for that dividend or of the effective date of that subdivision, combination, consolidation or merger, and/or the number and kind of shares of capital stock issuable on that date pursuant to the Options, shall be proportionately adjusted so that the Employee shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the Options had been exercised immediately prior to that date, the Employee would have owned upon such exercise and been entitled to receive by virtue of that dividend, subdivision, combination, consolidation or merger. The foregoing adjustment shall be made successively whenever any event listed above shall occur.

                  6. Securities Law Compliance. The Options may not be exercised and the Company shall not be required to issue any Shares hereunder if such exercise or issuance would, in the reasonable judgment of the Board of Directors of the Company, acting upon a written legal opinion of a reputable firm qualified in securities law, constitute a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange. The Company, in its sole discretion, may require the Employee to furnish the Company with appropriate representations and a written investment agreement prior to the exercise of the Options and the delivery of any Shares pursuant to the Options, and may endorse on any share certificates any legends required to reflect the restrictions and limitations contemplated by this Agreement.

                  7. Restrictions on Transfer.

                  (a) Any Options or Shares that are purchased pursuant to the exercise of the Options shall not be transferable, whether by sale, encumbrance, pledge, hypothecation or otherwise, voluntarily or involuntarily, by the Employee or any transferee of the Employee to any person or enterprise which is, or which owns or controls another enterprise which is, engaged in a business competitive with the Company and its products and business plans including, without limitation, the manufacture, assembly, distribution and/or sale of the foregoing, axles, prop shafts and all related parts and components and successor products thereto which are made, sold or used by the Company.

                  (b) The certificates representing Shares issued pursuant to the exercise of the Options shall bear substantially the following legend:

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                 "The shares represented by this certificate are issued and held subject to the rights and obligations, including without limitation, restrictions on transfer, contained in a Nonqualified Stock Option Agreement dated as of October 30, 1997, by and between the Company and the person to whom the shares represented by this certificate were originally issued, which is on file at the office of the Company. Among other things, transfer of these shares cannot be made except upon compliance with such provisions, of which notice is hereby given. The Company will mail to the registered holder of this certificate a copy of said agreement, without charge, within five (5) days after receipt of written request therefor."

                  8. Notices. Notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by telex, cable or certified mail, postage prepaid, addressed to the intended recipient at the address set forth at the end of this Agreement, or at such other address as such intended recipient hereafter may have designated most recently to the other party hereto with specific reference to this Section.

                  9. Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior written and oral agreements with respect thereto, and may be modified only by an instrument in writing signed by each of the parties hereto.

                  10. Counterparts. This Agreement may be executed in multiple counterparts, each of which may be deemed an original, but all of which together may be construed as one and the same instrument.

                  11. Binding Effect. The provisions contained in this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

                  12. Applicable Law. This Agreement, all matters of corporate law as applying to the Company and the Shares, and the construction and interpretation of the provisions hereof shall be governed by the laws of the State of Delaware, without regard to the choice of law provisions thereof.

                  13. Cancellation of American Axle Manufacturing, Inc. Options. The Employee hereby agrees, that in consideration of the options granted hereunder that any and all options granted to the Employee pursuant to the Nonqualified Stock Option Agreement made as of February 27, 1994, as amended, by and between AAM and the Employee shall immediately become null and void and of no force or effect.

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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Employee has executed this Agreement, all on the day and year first above written.

ADDRESSES:                                         AMERICAN AXLE AND
                                                   MANUFACTURING OF MICHIGAN,
                                                   INC.

1840 Holbrook Avenue
Detroit, MI 48212

                                                   By:  /s/ Patrick S. Lancaster
                                                        ------------------------

                                                   Title:  Vice-President,
                                                           General Counsel and
                                                           Secretary


1840 Holbrook Avenue
Detroit, MI 48212
                                                   /s/ Richard E. Dauch
                                                   ---------------------
                                                   Richard E. Dauch